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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                   FORM 8 - K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): NOVEMBER 16, 1998



                              SYMANTEC CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)



                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)



         0-17781                                          77-0181864
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(Commission File Number)                       (IRS Employer Identification No.)



10201 TORRE AVENUE, CUPERTINO, CALIFORNIA                   95014
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(Address of Principal Executive Offices)                  (Zip Code)



                                 (408) 253-9600
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              (Registrant's Telephone Number, Including Area Code)



                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 2:           Acquisition or Disposition of Assets

         Merger Agreement. On October 15, 1998, Symantec Corporation, a Delaware corporation ("Registrant" or "Symantec"), and Registrant's wholly-owned subsidiary, Oak Acquisition Corporation, a Delaware corporation ("Sub"), entered into an Agreement and Plan of Merger ("Merger Agreement") with Quarterdeck Corporation, a Delaware corporation ("Quarterdeck").

         Tender Offer. Pursuant to the Merger Agreement, on October 19, 1998, Sub commenced a tender offer (the "Offer") to purchase all the issued and outstanding shares of Common Stock, par value $0.001 per share, of Quarterdeck and all associated Preferred Stock purchase rights (the "Shares") at a price per Share of $0.52 (the "Offer Price"), net to the seller in cash, without interest thereon, subject to reduction for any applicable federal backup or other withholding taxes. The Offer expired on November 16, 1998 and all of the 58,091,948 Shares tendered to Sub were accepted for payment. The Shares purchased pursuant to the Offer represented approximately 65% of the outstanding Shares on such date, were purchased by Sub.

         Determination of Price. The Offer Price was determined in arm's length negotiations among Symantec, Sub and Quarterdeck.

         Merger. Quarterdeck intends to convene a special meeting of the stockholders of Quarterdeck, currently scheduled to be held in February 1999, to approve and adopt the Merger Agreement and the Merger. At the effective time of the Merger, each outstanding Share of Quarterdeck (other than any Shares owned by Quarterdeck or by an subsidiary of Quarterdeck, or owned by Sub, Symantec or any other subsidiary of Symantec and any Shares which are held by stockholders who have not voted in favor of the Merger or consented thereto in writing and who shall have demanded appraisal for such Shares in accordance with Delaware law) will be converted into the right to receive the Offer Price. All outstanding options to purchase Shares (the "Options") that are outstanding immediately prior to the effective time of the Merger shall be canceled at such time and the holders of cancelled Options having an exercise price that is less than the Offer Price will be entitled to receive an amount in cash equal to the product of (ii) the difference between the Offer Price and the exercise price of such Option, multiplied by (ii) the number of Shares issuable upon exercise of such Option immediately prior to the effective time of the Merger. Sub owns a sufficient number of Shares to assure approval of the Merger Agreement and the Merger at the special meeting. Pursuant to the Merger Agreement, Sub is obligated to vote the Shares owned by it in favor of approving the Merger Agreement. Accordingly, the affirmative vote of the other holders of Shares is not required to approve the Merger Agreement and the Merger.

         Pursuant to the Merger Agreement, and effective upon the consummation of the Offer, two of the five members of the Board of Directors of Quarterdeck resigned as directors and four persons designated by Symantec were appointed as members of the Board of Directors.

         Consummation of the Merger is subject to (i) the prior approval of the Merger Agreement and the Merger by the holders of a majority of the Shares, and
(ii) certain other closing conditions set forth in the Merger Agreement. Symantec is not aware of any other federal, state


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or foreign regulatory requirements that remain to be complied with in order to consummate the Merger (other than the filing of a certificate of merger with the Secretary of State of Delaware). Symantec, Sub and Quarterdeck may only terminate the Merger Agreement with the mutual consent of the other parties.

         Funding. The amount payable by Sub to acquire all Shares outstanding as of October 15, 1998, and all Shares issuable upon exercise of all warrants for the purchase of Quarterdeck's Preferred Stock and conversion of all such stock to Quarterdeck Common Stock, plus amounts payable with respect to Options, totals approximately $48 million. Sub will obtain all such funds from Symantec through a capital contribution or loan, which Symantec will provide from its working capital. Neither the Offer nor the Merger is contingent upon obtaining financing. At September 30, 1998, Symantec had cash and cash equivalents of $175.4 million and working capital (total current assets minus total current liabilities) of approximately $122.7 million.

         Technology License Agreement. Quarterdeck has granted to Symantec, pursuant to the License Agreement entered into concurrently with the Merger Agreement, a non-exclusive license (the "Distribution License") to use, copy, distribute, display and perform all of Quarterdeck's CleanSweep product and related technology (the "Licensed Product") and a non-exclusive license (the "Development License") under all of Quarterdeck's intellectual property rights to use, copy and create derivative works during the term of the License Agreement from the source code of the Licensed Product or materials and information provided by Quarterdeck relating thereto. In consideration of this grant, Symantec has agreed to pay Quarterdeck royalties equal to 8% of net revenue from the distribution or other revenue producing exploitation of the Licensed Product. The parties have further agreed that, for copies of the Licensed Products, the royalty per seat shall not be less than $1.25 for stand-alone sales of the Licensed Product, $0.75 for bundles of the Licensed Product as part of Norton Systemworks and $0.20 for original equipment manufacturer transactions. The Development License commenced on October 15, 1998 and the Distribution License commenced on November 16, 1998. The License Agreement terminates immediately if, after consummation of the Offer, Symantec fails to close the Merger in accordance with the Merger Agreement or the Merger has not occurred by January 31, 1999 and Quarterdeck has not been obligated to pay the break-up fee specified in the Merger Agreement. The License Agreement also terminates for a material breach of any term of the License Agreement unless such breach is cured within thirty days of notice of such breach.

         Prior Relationship between Quarterdeck and Symantec. On September 18, 1998, Symantec and Quarterdeck entered into a license agreement under which Quarterdeck licensed Symantec to distribute Quarterdeck's RemoveIt uninstaller.

         Available Information. Statements made in this current report on Form 8-K concerning the contents of any contract or other document are not necessarily complete. With respect to each contract filed as an exhibit hereto, reference is hereby made to that document for a more complete description of the matter involved and each such statement is hereby qualified in its entirety by such reference.


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Item 7:           Financial Statements and Exhibits

         (a)      Financial Statements of Businesses Acquired.

         The required financial statements are not currently available. Pursuant to paragraph (a) (4) of Item 7, the required financial statements will be filed as soon as practicable, but not later than 60 days after the date this Form 8-K is required to be filed.

         (b)      Pro Forma Financial Information.

         The required pro forma financial information is not currently available. Pursuant to paragraph (b) (2) of Item 7, the required pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date this Form 8-K is required to be filed.

         (c)      Exhibits.

          The following exhibits are filed herewith:

          2.01 Agreement and Plan of Merger dated as of October 15, 1998 by and among Symantec Corporation, Oak Acquisition Corporation and Quarterdeck Corporation. Incorporated by reference to Exhibit c(1) to the Registrant's
Schedule 14D-1 (Commission File No. 5-45153) initially filed on October 19,
1998.

         99.01 License Agreement dated as of October 15, 1998 by and between Symantec Corporation and Quarterdeck Corporation. Incorporated by reference to Exhibit c(2) to the Registrant's Schedule 14D-1 (Commission File No. 5-45153) initially filed on October 19, 1998.

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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 1, 1998

                                        SYMANTEC CORPORATION



                                        By:  /s/ Derek P. Witte
                                           -------------------------------------
                                           Derek P. Witte
                                           Vice President and General Counsel



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                                  EXHIBIT INDEX


Exhibit
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

2.01 Agreement and Plan of Merger dated as of October 15, 1998 by and among Symantec Corporation, Oak Acquisition Corporation and Quarterdeck
         Corporation. Incorporated by reference to Exhibit c(1) to the Registrant's Schedule 14D-1 (Commission File No. 5-45153) initially filed on October 19, 1998.

99.01    License Agreement dated as of October 15, 1998 by and between Symantec
         Corporation and Quarterdeck Corporation. Incorporated by reference to Exhibit c(2) to the Registrant's Schedule 14D-1 (Commission File No.
         5-45153) initially filed on October 19, 1998.


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